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                                  Exhibit 10.3

                       Oracle Time and Materials Contract

                           Student Portal Development


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                                                                    Exhibit 10.3

ORACLE(R)

                               TIME AND MATERIALS

                               ENGAGEMENT CONTRACT

Customer Name:     booktech.com
Customer Address:  42 Cummings Park, Woburn, MA 01801

This Engagement Contract ("EC") shall be governed by the terms of the Services Agreement dated November 15, 1999 (the "Agreement") between booktech.com ("Customer") and Oracle Corporation ("Oracle"). Oracle shall provide Services under this EC only in the United States.

A.     SERVICES

       1.    Oracle Obligations

             1.1 Scope of Services

                 Oracle will provide the following Services to Customer:

                 Assist Customer in designing, developing, testing and deploying Customer's Students' Portal web site to provide the following capabilities:

                 o Search for a course pack by school, professor, course title, course number, semester, etc., and search for an article by author, book title, chapter title, ISBN, etc.

                 o Purchase course packs or individual articles available in Customer's database.

                 o Specify any of the following delivery options for course packs purchased: Print, Email, Digital download or Digital Media (CD, ZIP).

                 o  Pay by credit card or chock for purchases.

                 o  Interact and Transact with Oracle Applications.

                 o  Send email to customers to confirm receipt of orders placed.

                 o  Security Profiling.

       2.    Customer's Obligations

             Customer acknowledges that its timely provision of and access to office accommodations, facilities, equipment, assistance, cooperation, complete and accurate information and data from its officers, agents, and employees, and suitably configured computer products (collectively, "Cooperation") are essential to performance of any Services as set forth in this EC. Oracle shall not be responsible for any deficiency in performing Services if such deficiency results from Customer's failure to provide full Cooperation.

             Customer acknowledges that the scope of Services defined in Section
             1.1 above, and any estimate related to such Services, are contingent on the following assumptions:

                   o Implementation or automation of a process to inform booktech.com's customers that the course pack(s) they have reserved are now available and orderable is outside the scope of this EC;

                   o Design and development of any reports on the Portal and Enterprise Resource Planning ("ERP") data are outside the scope of this EC.


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       3.    Project Management

             3.1 Project Manager. Each party shall designate a Project Manager who shall work together with the other party's Project Manager to facilitate an efficient delivery of Services.

             3.2 Change Orders. Any change in the specified Scope of Services must be mutually agreed upon by the parties in writing. Oracle consent should be obtained if any change in Customer requirements, software or hardware will affect Oracle's estimates. Oracle's standard Change Order Procedures may be used to document these changes.

B.     RATES AND PAYMENTS

       1.    Rates

             For a period of one year from the Effective Date, the Services specified above shall be provided at a 15% discount off Oracle's standard consulting rates in effect when such Services are performed. Oracle's standard consulting rates are listed in Oracle's US Price List; those rates which are in effect as of the Effective Date hereof are listed below for Customer's convenience. Thereafter, Oracle and Customer shall agree in good faith to rates for services performed under this EC.

             The following are Oracle's Standard Hourly Rates based on the current US Price List as of the Effective Date of this EC less the discount specified above:

              Consultant Level     List Rate     15% Discount   Extended Rate
              ----------------     ---------     ------------   -------------
                                   ($/Hourly)
                                   ----------

              Practice Director    395.00           59.25       335.75
              Practice Manager     375.00           56.25       318.75
              Technical Manager    375.00           56.25       318.75
              Mng Principal        316.00           47.40       268.60
              Sr Principal         316.00           47.40       268.60
              Principal            277.00           41.55       235.45
              Senior               227.00           34.05       192.95
              Staff                198.00           29.70       168.30

       2.    Payment Type

             The Services specified above are provided on a time and materials ("T&M") basis; that is, Customer shall pay Oracle for all of the time spent performing such Services, plus materials, taxes, and expenses. The fee estimate for labor performed under this EC is Three Hundred Seventy Five Thousand Five Hundred dollars ($375,500.00); the estimate for travel and out of pocket expenses is an additional Thirty Seven Thousand Five Hundred dollars ($37,500.00). These estimates and any other estimates related to this EC are intended only to be for Customer's budgeting and Oracle's resource scheduling purposes; these estimates do not include materials or taxes. Once fees for Services reach the estimate, Oracle will cooperate with Customer to provide continuing Services on a T&M basis.


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      3.    Invoicing

            All fees and expenses will be invoiced monthly and will be payable within thirty (30) days of the date of invoice. Actual reasonable travel and out-of-pocket expenses, tax, and Services provided by the Oracle Education Services group, if any (including but not limited to Organizational Change Management Services), or any group other than Oracle Consulting, are not included in the rates set forth above and will be invoiced separately.

       4.   Compensatory Tax

            The parties acknowledge that temporary living reimbursements to Oracle consultant(s) may be deemed compensatory under federal, state, and local tax laws if a consultant's assignment in a particular location will exceed or has exceeded one year. Where reasonably possible, Oracle will plan with Customer to limit the duration of a consultant's assignment in a particular location to less than one year. If Customer's requirements are such that it becomes necessary for a consultant's services in a particular location to continue for a year or more and as a result such consultant's living expenses are deemed compensatory for tax purposes, then, Customer agrees to pay Oracle the amount of additional compensation provided to such Oracle personnel to compensate for taxes imposed therefor.

C.     ADDITIONAL TERMS

       1.   Rights to Developments

            Oracle grants Customer a perpetual, non-exclusive, non-assignable, royalty-free license to use anything developed by Oracle for Customer under this EC ("Contract Property"). Oracle shall retain all copyrights, patent rights, and other intellectual property rights to the Contract property.

       2.   Segmentation

            Customer acknowledges that the Services acquired hereunder were bid by Oracle separately from any Oracle program licenses. Customer understands that it has the right to acquire Services without acquiring any Oracle program licenses, and that Customer has the right to acquire the Services and any Oracle program licenses separately.

       3.   Relationship Between the Parties

            Oracle is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties. Except as provided under "Compensatory Tax", each party will be solely responsible for payment of all compensation owed to its employees, as well as employment related taxes. Each party will maintain appropriate worker's compensation for its employees as well as general liability insurance.


booktech.com:                               ORACLE CORPORATION:


Signature: /s/ John Schmottlach           Signature: /s/ Renee Antao
          ---------------------------               ---------------------------

Name:     John Schmottlach                Name: RENEE ANTAO
     --------------------------------          --------------------------------

Title: Operations MGR                     Title: Contracts Manager
      -------------------------------            ------------------------------


Booktech.com                          Page 3 of 4                       04/14/00


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Effective Date:     4-14-00
                ------------------



Booktech.com                         Page 4 of 4                        04/14/00

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PROJECT IDENTIFICATION ATTACHMENT

Oracle Project ID No.  300042664
                      ---------------

Oracle Consulting Administrator
      Name:             Guy Esposito
      Address:          1000 Winter Street
                        Waltham, MA 02451
      Telephone:        781.768.4265
      Fax:              781.684.7972

Oracle Project Manager:
       Name:            Srini Thirumoorthysamy
       Address:         1000 Winter Street
                        Waltham, MA 02451
       Telephone:       781.895.5236
       Fax:             781.684.7972

Customer Billing/Accounts Payable Contact:
      Name:             John Schmottlac
      Address:          42 Cummings Park
                        Woburn, MA 01801
      Telephone:        781.933.5400
      Fax:              781.933.6750

Customer Project Manager:
       Name:            Mike Perera
       Address:         42 Cummings Park
                        Woburn, MA 01801
       Telephone:       781.933.5400
       Fax:             781.933.6750

Purchase Order No. OP 029
or
Purchase Order Exemption Acknowledgment:


Customer does not issue Purchase Orders for Services, however, Customer agrees to pay for Services performed under this EC, as specified in the EC and/or Agreement.

       booktech.com


       ---------------------------
       By:
       Customer Purchasing Agent

Tax Information

   (1) Exempt (Attach Tax Exemption Form)
---
   (2) Non-exempt
---

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